EXHIBIT 10.2
NINTH AMENDMENT
TO
CREDIT AGREEMENT
(Term Loan)
     This Ninth Amendment to Credit Agreement (Term Loan) (“Amendment Agreement”) is made May 18, 2006, to be effective as of the Effective Date, by and among CHS Inc. (formerly known as Cenex Harvest States Cooperatives), a Minnesota cooperative corporation (“Borrower”), CoBank, ACB (“CoBank”) as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity “Administrative Agent”), and the Syndication Parties signatory hereto, including CoBank in such capacity (each a “Syndication Party” and collectively, the “Syndication Parties”).
RECITALS
     A. Borrower, CoBank, St. Paul Bank for Cooperatives (“St. Paul Bank”), and the Syndication Parties signatory thereto entered into a Credit Agreement (Term Loan) (as amended, the “Credit Agreement”) dated as of June 1, 1998.
     B. The Credit Agreement was amended by the First Amendment to Credit Agreement (Term Loan) effective as of May 31, 1999 (“First Amendment”), by the Second Amendment to Credit Agreement (Term Loan) effective as of May 23, 2000 (“Second Amendment”), by the Third Amendment to Credit Agreement (Term Loan) dated as of May 23, 2001 (“Third Amendment”), by the Fourth Amendment to Credit Agreement (Term Loan) dated as of May 22, 2002 (“Fourth Amendment”), by the Fifth Amendment to Credit Agreement (Term Loan) dated as of May 21, 2003 (“Fifth Amendment”), by the Seventh Amendment to Credit Agreement (Term Loan) dated as of May 20, 2004 (“Sixth Amendment”), by the Seventh Amendment to Credit Agreement (Term Loan) dated as of May 19, 2005 (“Seventh Amendment”), and by the Eighth Amendment to Credit Agreement (Term Loan) dated as of November 18, 2005 (“Eighth Amendment”).
     C. CoBank is the successor by merger to the interests and obligations of St. Paul Bank under the Credit Agreement.
     D. The parties hereto desire to amend the Credit Agreement as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:
1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Credit Agreement if defined therein.

2. Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement shall be amended as follows as of the Effective Date:
     2.1 The following Sections in Article 1 are amended in their entirety to read as follows:
     1.94 Revolving Loan Credit Agreement: means that certain 2006 Amended and Restated Credit Agreement (Revolving Loan) dated as of May 18, 2006 by and between Borrower , CoBank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, and the other syndication parties set forth on the signature pages thereto, as it shall be amended from time to time.
     2.2 Sections 10.1, 10.6 and clause (k) of Section 10.8 (but no other portion of Section 10.8) are amended in their entirety to read as follows:
     10.1 Borrowing. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) create, incur, assume or permit to exist, directly or indirectly, any Debt, except for: (a) Debt of Borrower arising under this Credit Agreement and the other Loan Documents; (b) trade payables arising in the ordinary course of business; (c) Capital Leases in existence from time to time; (d) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (e) unsecured Debt; (f) Debt in existence on the date hereof as set forth in Exhibit 10.1 attached hereto; (g) Debt of Borrower incurred pursuant to the Revolving Loan Credit Agreement; (h) documentary and standby letters of credit issued at the request of Borrower or any Restricted Subsidiary, provided the aggregate undrawn face amount under all such letters of credit does not exceed $75,000,000; and (i) such other Debt agreed upon in writing between Borrower and the Syndication Parties.
     10.6 Loans. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) lend or advance money, credit, or property to any Person, except for (a) loans to Restricted Subsidiaries; (b) trade credit extended in the ordinary course of business and advances against the purchase price for the purchase by Borrower of goods or services in the ordinary course of business; (c) the loan to NCRA advanced on February 28, 2005 and as evidenced by that certain loan agreement and that certain promissory note each dated October 1, 2004; (d) loans made by Borrower to its members on open account maintained by such members with Borrower or made by Borrower to its members pursuant to its Affiliate Financing CoBank Participation Program; (e) loans to agricultural producers; (f) loans, in the amount of open account credit balances owing by Borrower to its customers for goods purchased from such customers by Borrower; and (g) loans made to Cofina Financial, LLC (a joint venture between Borrower and Cenex Finance Association); provided that at all times the aggregate outstanding principal amount of all such loans retained by Borrower and (with respect to clauses (e) and (g)) any such Restricted Subsidiary under clauses (d), (e), and (g) of this Section shall not exceed $200,000,000.00.
     10.8 Investments.
     (k) Investments, in addition to those permitted by clauses (a) through (j) above, in an aggregate amount not exceeding $250,000,000.00.

3. Borrower’s Representations. Borrower hereby represents and warrants that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Potential Default or Event of Default has occurred and is continuing under the Credit Agreement or other Loan Documents.
4. Effective Date. This Amendment Agreement shall become effective on May [___, 2006 (“Effective Date”), so long as on or before that date the Administrative Agent receives (a) an original copy of this Amendment Agreement (or original counterparts thereof) duly executed by each party hereto; (b) proof of the execution of, and satisfaction of all conditions to the effectiveness of, the 2006 Amended and Restated Credit Agreement (Revolving Loan) between the Administrative Agent (as Administrative Agent thereunder and as Bid Agent and as a Syndication Party), each other Syndication Party who is a named party thereto, and Borrower; and (c) payment by wire transfer of each of the costs, expenses described in Section 5 hereof. Upon the satisfaction of all conditions precedent hereto, the Administrative Agent will notify each party hereto in writing and will provide copies of all appropriate documentation in connection herewith.
5. Costs; Expenses and Taxes. Borrower agrees to reimburse the Administrative Agent on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment Agreement and any other instruments and documents to be delivered hereunder.
6. General Provisions.
     6.1 The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.
     6.2 Borrower agrees to execute such additional documents as the Administrative Agent may require to carry out or evidence the purposes of this Amendment Agreement.
     6.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Syndication Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and the Credit Agreement, as expressly modified hereby, and each other Loan Document are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Loan Documents to the “Credit Agreement” shall be deemed to be a reference to the Credit Agreement as amended by this Amendment Agreement.
7. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.
8. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties to this Amendment Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Amendment Agreement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Amendment Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment Agreement.
[EXECUTION PAGES BEGIN ON THE NEXT PAGE].

     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to Credit Agreement (Term Loan) to be executed by their duly authorized officers as of the Effective Date.

BORROWER:

CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By:

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

COBANK, ACB

By:

Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTY:

COBANK, ACB

By:

Name: Michael Tousignant
Title: Vice President

5